EXHIBIT 21.1


MRS. FIELDS' ORIGINAL COOKIES, INC.


     SUBSIDIARY COMPANIES

         Cookies USA, Inc.
         Great American Cookie Company, Inc.
         Mrs. Fields Cookies (Canada)
         Mrs. Fields Cookies Australia
         The Mrs. Fields' Brand, Inc.
         Mrs. Fields' Other Names, Inc.
                              Fairfield Foods, Inc.
                              Airport Cookies, Inc.
                               Pretzel Time, Inc.
                           Pretzelmaker Holdings, Inc.
                              UVEST
                              LV-H&M
                               H&M Concepts of Idaho, Inc.
                               Pretzelmaker, Inc.
                               Pretzelmaker Canada, Inc.